Exhibit 3.3

BYLAWS

OF

UBER TECHNOLOGIES, INC.

As adopted on July 16, 2010

As amended on February 9, 2011

As amended on March 30, 2012

As amended on December 11, 2014

As amended on December 1, 2015

As amended on January 17, 2018

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5.3	Subordinate Officers	11
5.4	Removal And Resignation Of Officers	11
5.5	Vacancies In Offices	12
5.6	Chief Executive Officer	12
5.7	President	12
5.8	Vice Presidents	12
5.9	Secretary	13
5.10	Chief Financial Officer	13
5.11	Representation Of Shares Of Other Corporations	13
5.12	Authority And Duties Of Officers	14
ARTICLE VI	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS	14
6.1	Indemnification Of Directors And Officers	14
6.2	Indemnification Of Others	14
6.3	Payment Of Expenses In Advance	14
6.4	Indemnity Not Exclusive	15
6.5	Insurance	15
6.6	Conflicts	15
ARTICLE VII	RECORDS AND REPORTS	15
7.1	Maintenance And Inspection Of Records	15
7.2	Inspection By Directors	16
ARTICLE VIII	GENERAL MATTERS	16
8.1	Checks	16
8.2	Execution Of Corporate Contracts And Instruments	16
8.3	Stock Certificates; Partly Paid Shares	17
8.4	Special Designation On Certificates	17
8.5	Lost Certificates	18
8.6	Construction; Definitions	18
8.7	Dividends	18
8.8	Fiscal Year	18
8.9	Seal	18
8.10	Transfer Of Stock	18
8.11	Stock Transfer Agreements	19
8.12	Restrictions on Transfers	19
8.13	Right of First Refusal	22
8.14	Termination of Rights; Legend; Waiver	24
8.15	Registered Stockholders	24
8.16	Facsimile Signature	24
ARTICLE IX	AMENDMENTS	25

ii

BYLAWS OF

UBER TECHNOLOGIES, INC.

ARTICLE I

CORPORATE OFFICES

1.1	Registered Office.

The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the corporation at such location is National Registered Agents, Inc.

1.2	Other Offices.

A majority of the Voting Directors (as defined in the corporation’s certificate of incorporation) then in office may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1	Place Of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by a majority of the Voting Directors then in office. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.

2.2	Annual Meeting.

The annual meeting of stockholders shall be held on such date, time and place, either within or without the State of Delaware, as may be designated each year by resolution of a majority of the Voting Directors then in office. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3	Special Meeting.

A special meeting of the stockholders may be called at any time by a majority of the Voting Directors then in office, the chairperson of the board, the president or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting.

If a special meeting is called by any person or persons other than a majority of the Voting Directors then in office, the president or the chairperson of the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairperson of the Board of Directors, the president, any vice president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of a majority of the Voting Directors then in office may be held.

2.4	Notice Of Stockholders’ Meetings.

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	Manner Of Giving Notice; Affidavit Of Notice.

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	Quorum.

The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn the meeting to another place (if any), date or time.

2.7	Adjourned Meeting; Notice.

When a meeting is adjourned to another place (if any), date or time, unless these two Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any), thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8	Organization; Conduct of Business.

(a) Such person as a majority of the Voting Directors then in office may have designated or, in the absence of such a person, the President of the corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary of the corporation, the Secretary of the meeting shall be such person as the chairperson of the meeting appoints.

(b) The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.9	Voting.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

2.10	Waiver Of Notice.

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the certificate of incorporation or these Bylaws.

2.11	Stockholder Action By Written Consent Without A Meeting.

Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the corporation in accordance with Section 228(a) of the Delaware General Corporation Law.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in this Section. A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof; then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.12	Record Date For Stockholder Notice; Voting; Giving Consents.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, a majority of the Voting Directors then in office may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If a majority of the Voting Directors then in office does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which a majority of the Voting Directors then in office adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for thirty (30) days or less; provided, however, that a majority of the Voting Directors then in office may fix a new record date for the adjourned meeting.

2.13	Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

ARTICLE III

DIRECTORS

3.1	Powers.

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Each director shall be entitled to the number of votes, or shall not be entitled to vote, with respect to a matter before the Board of Directors (or any committee of the Board of Directors of which any such director is a member) as is set forth in the corporation’s certificate of incorporation. Subject to Section 3.8, for the avoidance of doubt, it is specifically intended by the corporation that for all purposes, including, without limitation, (i) in determining the existence of a quorum for any meeting of the Board of Directors or any committee thereof, and

(ii) in any requirement for approval or consent of, or a determination or other action by, the Board of Directors or any committee thereof, every reference, whether pursuant to the General Corporation Law of Delaware, the certificate of incorporation, these Bylaws or any contractual arrangement, to a majority or other proportion of the Board of Directors, the members of the Board of Directors or any committee thereof, in each case, shall mean a majority or, as applicable, such other proportion of the votes of the Voting Directors (the “Board Voting Structure”). To the extent the Board Voting Structure is inconsistent with or conflicts with any other provision of these Bylaws of the corporation, the Board Voting Structure shall govern and control over any such provisions.

3.2	Number Of Directors.

The number of directors constituting the entire Board of Directors shall be that number of directors set forth in the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3	Election, Qualification And Term Of Office Of Directors.

Except as provided in Section 3.4 of these Bylaws, and unless otherwise provided in the certificate of incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise specified in the certificate of incorporation, elections of directors need not be by written ballot.

3.4	Resignation And Vacancies.

Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the voting power of the directors then in office, including any directors with voting power who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies until removed in the manner provided in the certificate of incorporation or the Voting Agreement.

Unless otherwise provided in the certificate of incorporation or these Bylaws:

(a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Voting Directors then in office, although less than a quorum, or by a sole remaining Voting Director.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Voting Directors elected by such class or classes or series thereof then in office, or by a sole remaining Voting Director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the Voting Directors then in office constitute less than a majority of the Voting Directors of the whole Board of Directors (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by a majority of the Voting Directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5	Place Of Meetings; Meetings By Telephone.

The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by a majority of the Voting Directors then in office, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by a majority of the Voting Directors then in office.

3.7	Special Meetings; Notice.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the president, any vice president, the secretary or any two Voting Directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile, electronic transmission, or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, electronic transmission, telephone or telegram, it shall be delivered at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8	Quorum.

At all meetings of the Board of Directors, a majority of the total number of Voting Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Voting Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the Voting Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the Voting Directors constituting the required quorum for that meeting.

Notwithstanding anything to the contrary herein, at all properly called meetings of the Board of Directors at which a quorum is established, the Chairperson (as defined in the Voting Agreement) (or, if there is no Chairperson in office, the CEO Director (as defined in the Voting Agreement)) shall have the tie-breaking vote if the Board of Directors is deadlocked on any matter requiring the approval of the Board of Directors or a committee thereof (on which the Chairperson serves), or a majority of the Voting Directors, as the case may be. For the purpose of this paragraph, the Board of Directors or a committee thereof, or a majority of the Voting Directors, shall be considered “deadlocked” with respect to a particular matter brought before a properly called meeting of the Board of Directors or a committee thereof at which a quorum is established, if the number of votes “in favor” of, or affirming, such matter is equal to the number of votes “against,” or dissenting upon, such matter, with “abstentions” included as votes “against.” The term “Voting Agreement” shall mean that certain Amended and Restated Voting Agreement in effect as of the date hereof, by and among the corporation and the other parties thereto, as may be amended or restated from time to time.

3.9	Waiver Of Notice.

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

3.10	Board Action By Written Consent Without A Meeting.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the Voting Directors of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.11	Fees And Compensation Of Directors.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, a majority of the Voting Directors then in office shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12	Approval Of Loans To Officers.

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of a majority of the Voting Directors then in office, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as a majority of the Voting Directors then in office shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.13	Removal Of Directors.

Any director or the entire Board of Directors may be removed in the manner provided in the certificate of incorporation.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.14	Chairperson Of The Board Of Directors.

The corporation may also have, at the discretion of a majority of the Voting Directors then in office, a chairperson of the Board of Directors who shall not be considered an officer of the corporation other than as provided for below; provided, however, that no former employee of the corporation or any of its subsidiaries who has provided services to the corporation or its subsidiaries as an employee of the corporation or any of its subsidiaries within the preceding five (5) calendar years shall serve as chairman of the Board of Directors.

ARTICLE IV

COMMITTEES

4.1	Committee Of Directors.

A majority of the Voting Directors then in office may designate one or more committees, each committee to consist of one or more of the directors of the corporation. A majority of the Voting Directors then in office may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that no former employee of the corporation or any of its subsidiaries who has provided services to the corporation or its subsidiaries as an employee of the corporation or any of its subsidiaries within the preceding five (5) calendar years shall serve as a chairperson of any committee or sub-committee of the Board of Directors. In the absence or disqualification of a member of a committee, a majority of the Voting Directors then in office present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporate Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the corporation.

4.2	Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3	Meetings And Action Of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of a majority of the Voting Directors then in office or by resolution of a majority of the Voting Directors then in office or a majority of the Voting Directors comprising a duly authorized committee of the Board of Directors, that special meetings of committees may also be called by resolution of a majority of the Voting Directors then in office and that notice of special meetings of committees shall also be given to all alternate members, if any, who shall have the right to attend all meetings of the committee. A majority of the Voting Directors then in office may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1	Officers.

The officers of the corporation shall be a chief executive officer, a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of a majority of the Voting Directors then in office, a chief executive officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2	Appointment Of Officers.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3, 5.4, 5.6 or 5.7 of these Bylaws, shall be appointed by a majority of the Voting Directors then in office, subject to the rights, if any, of an officer under any contract of employment.

5.3	Subordinate Officers.

A majority of the Voting Directors then in office may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as a majority of the Voting Directors then in office may from time to time determine.

5.4	Removal And Resignation Of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of a majority of the Voting Directors then in office at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by a majority of the Voting Directors then in office, by any officer upon whom the power of removal is conferred by a majority of the Voting Directors then in office.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	Vacancies In Offices.

Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

5.6	Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by a majority of the Voting Directors then in office to the chairperson of the Board of Directors, if any, the chief executive officer of the corporation (if such an officer is appointed) shall, subject to the control of a majority of the Voting Directors then in office, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairperson of the Board of Directors, at all meetings of the Board of Directors and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by a majority of the Voting Directors then in office or these Bylaws. Notwithstanding the foregoing, from the date hereof until the date that is eighteen (18) months after the effective date of the registration statement for the initial public offering of the Company’s securities, no person shall be appointed as chief executive officer of the corporation unless approved by the affirmative vote of at least two-thirds (2/3) of the Voting Directors then in office.

5.7	President.

Subject to such supervisory powers, if any, as may be given by a majority of the Voting Directors then in office to the chairperson of the Board of Directors (if any) or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by a majority of the Voting Directors then in office or these Bylaws.

5.8	Vice Presidents.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by a majority of the Voting Directors then in office or, if not ranked, a vice president designated by a majority of the Voting Directors then in office, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by a majority of the Voting Directors then in office, these Bylaws, the president or the chairperson of the Board of Directors.

5.9	Secretary.

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as a majority of the Voting Directors then in office may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of a majority of the Voting Directors then in office, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by a majority of the Voting Directors then in office or by these Bylaws.

5.10	Chief Financial Officer.

The chief financial officer shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by a majority of the Voting Directors then in office. He or she shall disburse the funds of the corporation as may be ordered by a majority of the Voting Directors then in office, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by a majority of the Voting Directors then in office or these Bylaws.

5.11	Representation Of Shares Of Other Corporations.

The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by a majority of the Voting Directors then in office or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

5.12	Authority And Duties Of Officers.

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by a majority of the Voting Directors then in office.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1	Indemnification Of Directors And Officers.

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2	Indemnification Of Others.

The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3	Payment Of Expenses In Advance.

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by a majority of the Voting Directors then in office shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4	Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or a majority of the disinterested Voting Directors then in office or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

6.5	Insurance.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.6	Conflicts.

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the certificate of incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII

RECORDS AND REPORTS

7.1	Maintenance And Inspection Of Records.

The corporation shall, either at its principal executive offices or at such place or places as designated by a majority of the Voting Directors then in office, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

7.2	Inspection By Directors.

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII

GENERAL MATTERS

8.1	Checks.

From time to time, a majority of the Voting Directors then in office shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	Execution Of Corporate Contracts And Instruments.

A majority of the Voting Directors then in office, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by a majority of the Voting Directors then in office or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3	Stock Certificates; Partly Paid Shares.

The shares of a corporation shall be represented by certificates, provided that a majority of the Voting Directors then in office may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by a majority of the Voting Directors then in office, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4	Special Designation On Certificates.

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5	Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6	Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7	Dividends.

A majority of the Voting Directors then in office, subject to any restrictions contained in (a) the General Corporation Law of Delaware or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

A majority of the Voting Directors then in office may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8	Fiscal Year.

The fiscal year of the corporation shall be fixed by resolution of a majority of the Voting Directors then in office and may be changed by a majority of the Voting Directors then in office.

8.9	Seal.

The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10	Transfer Of Stock.

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11	Stock Transfer Agreements.

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12	Restrictions on Transfers.

The holder of any Security (a “Security Holder”) shall not transfer, assign, pledge, encumber or otherwise dispose of any Security, other than by means of a Permitted Transfer (as defined below), without the prior written consent of a majority of the Voting Directors then in office. If any provision(s) of any agreement(s) currently in effect by and between the corporation and any Security Holder (the “Security Holder Agreement(s)”) conflicts with this Section 8.12 of these Bylaws, this Section 8.12 shall govern, and the non-conflicting remainder of the Security Holder Agreement(s) shall continue in full force and effect.

(a) A “Permitted Transfer” as used in this Section 8.12 shall be defined as:

(i) any repurchase of a Security by the corporation: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the corporation’s exercise of a right of first refusal to repurchase such shares;

(ii) the transfer of any or all of the Securities held by a Security Holder to a single trust for the benefit of the Security Holder or the Security Holder’s Immediate Family. As used herein, the term “Immediate Family” will mean Security Holder’s spouse or Spousal Equivalent, the lineal descendant or antecedent, father, mother, brother or sister, whether or not any of the above are adopted. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely;

(iii) any transfer effected pursuant to the Security Holder’s will or the laws of intestate succession;

(iv) if the Security Holder is a partnership, limited liability company or a corporation, no more than five (5) transfers to an Affiliate (as defined below) of such partnership, limited liability company or corporation;

(v) the transfer by a Major Investor (as defined in the Amended and Restated Right of First Refusal and Co-Sale Agreement dated November 23, 2011, as amended from time to time, or any successor agreement (the “Co-Sale Agreement”)) exercising such Major Investor’s Co-Sale Right (as defined in the Co-Sale Agreement); and/or

(vi) in the case of a Security Holder who is a natural person, upon a transfer of a Security by such Security Holder to any trust, partnership or limited liability company (or any custodian or trustee thereof) solely for the benefit of, or the ownership interests of which are owned wholly by, such Security Holder.

(b) A “Security” as used in this Section 8.12 shall be defined as any shares of capital stock of the corporation, or any options or warrants to purchase any shares of capital stock of the corporation, or any securities convertible into, exchangeable for or that represent the right to receive shares of capital stock of the corporation, whether now owned or hereinafter acquired, owned directly by a Security Holder (including holding as a custodian) or with respect to which a Security Holder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission. A Security shall deemed to be transferred in (i) any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any security of the corporation, even if any security of the corporation would be disposed of by someone other than the Security Holder or (ii) any transaction involving any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any security of the corporation or with respect to any security that includes, relates to, or derives any significant part of its value from any security of the corporation; provided, however, that for the avoidance of doubt, nothing contained in these Bylaws shall apply to, restrict or otherwise affect in any way any transfer, assignment, pledge, encumbrance or other disposition of any interests in any Security Holder that is a venture capital fund, private equity fund or related entity by the holders of such interests in such venture capital fund, private equity fund or related entity notwithstanding that such venture capital fund, private equity fund or related entity may beneficially own or otherwise control Securities of the corporation.

(c) In the case of any transfer consented to by the corporation or described in subsection (b) above, the transferee, assignee, or other recipient shall receive and hold the Securities subject to the provisions of this Section 8.12, and there shall be no further transfer of such stock except in accordance with this Section 8.12.

(d) For the purposes of this Section 8.12, “Affiliate” shall mean, with respect to any specified entity, any other entity which, directly or indirectly, controls, is controlled by, or is under common control with such specified entity, including, without limitation, any general partner, officer, director or manager of such entity and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, is under common investment management with, shares the same management or advisory company with or is otherwise affiliated with such entity.

(e) Notwithstanding the provisions of this Section 8.12 or any other transfer restriction, limitation and/or encumbrance applicable to the Eligible Holders (as defined below) under any agreement, contract, organizational document or otherwise (collectively, the “Global Transfer Restrictions”), including, without limitation Sections 4.13 and 4.14 of that certain Amended and Restated Investors’ Rights Agreement, dated as of November 12, 2017, by and between the corporation and the other parties thereto (as amended from time to time, or any successor agreement (the “IRA”)), effective upon the Closing (as defined in that certain Series G-1 Purchase Agreement to be entered into by and among the corporation, SB Cayman 2 Ltd. and Uptown DF Holdings , LP, and certain other investors (the “Purchase Agreement”)), the provisions of this Section 8.12(e) shall automatically become effective without any further action by the corporation or any person. If (i) the corporation has not publicly filed a registration statement on Form S-1 with the Securities and Exchange Commission for a Qualified IPO (as such term is used herein, it shall have the meaning set forth in the corporation’s certificate of incorporation, as amended from time to time), prior to September 30, 2019 (the “Filing Deadline”), or (ii) only in the circumstance that the corporation has publicly filed a registration statement on Form S-1 with the Securities and Exchange Commission for a Qualified IPO prior to the Filing Deadline, but has failed to consummate a Qualified IPO prior to December 31, 2019 (the “IPO Deadline”), or (iii) a person who is a former officer of the corporation is appointed as chief executive officer of the corporation (unless such appointment is approved by affirmative vote of the holders of two-thirds (2/3) of the outstanding capital stock of the corporation, voting together as a single class on an as-converted basis), in any case of the foregoing clauses (i), (ii) and (iii), the Global Transfer Restrictions shall immediately and automatically terminate (the date on which this shall occur, the “Transfer Restriction Modification Date”) with respect to all Securities held by holders of Preferred Stock (or Common Stock issued upon conversion of Preferred Stock) who (x) have held such Securities for at least five (5) calendar years or (y) hold Securities with an aggregate value of at least $100,000,000 (such value determined based on the price per share for shares issued in the most recent bona fide equity financing of the corporation in which the aggregate proceeds raised by the corporation in such equity financing was at least $1,000,000,000) (such stockholders, the “Eligible Holders” and such shares, the “Eligible Shares”) and each Eligible Holder shall be free to transfer and/or sell Eligible Shares upon the corporation’s receipt of a written notice stating (a) the Eligible Holder’s bona fide intention to sell or otherwise transfer such Eligible Shares; (b) the name of each proposed transferee; (c) the number of Eligible Shares to be transferred to each proposed transferee and (d) a summary of the material economic terms of each proposed sale or transfer (the “Required Transfer Notice”); provided, however, that such transfer and/or sale shall not be permitted if the corporation promptly (and in any event, within five (5) business days following receipt of a Required Transfer Notice) provides to the applicable Eligible Holder written notice (specifying in reasonable detail) (provided, that the corporation shall be obligated to provide such notice to such Eligible Holder if any of the conditions in the succeeding clauses (A), (B) or (C) are applicable with respect to such transfer) that such transfer (1) is to a proposed transferee that (A) is an operating company (which, for the avoidance of doubt, excludes investment funds, investment companies and their affiliated special purpose, investment and co-investment vehicles), or an Affiliate thereof, that has a material line of business that competes with the business of the corporation as of the date such Required Transfer Notice is received by the corporation (as determined in good faith by the Board of Directors) (a “Competitive Company”) or an entity that is a direct or indirect controlled Affiliate of a Competitive Company (B) any entity that directly, or indirectly through one of its controlled Affiliates, that both (x) is represented on (as determined in good faith by the Board of Directors) and has the contractual right to appoint a member to, the board of directors of a Competitive Company and (y) has a bona fide direct or indirect debt or equity investment in such Competitive Company (a “Competitive Investment Entity”), unless, solely in the case of this clause (B), the Competitive Investment Entity first agrees, in a form reasonably acceptable to the corporation’s Board of Directors (acting in good faith), to (I) remove its member or its right to appoint a member of the board of directors of the Competitive Company (but only during such time that such entity would otherwise be entitled to contractual information rights pursuant to the IRA or other agreement accompanying such Eligible Shares) or (II) waive any contractual information rights pursuant to the IRA or other agreement accompanying such Eligible Shares or (III) accept such contractual information rights pursuant to the IRA or other agreement accompanying such Eligible Shares on a 90-day delayed basis, or such shorter delay as reasonably acceptable to the corporation’s Board of Directors, or (C) would hold more than fifteen percent (15%) of the corporation’s fully diluted Securities immediately after the proposed transfer from such Eligible Holder, or (2) would require the corporation to register with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (collectively, the “Transfer Restriction Modification”); provided, further, that such transfer and/or sale shall not be permitted if the aggregate value of the Eligible Shares proposed to be transferred and/or sold is less than $100,000,000 (such value determined based on the price per share for shares issued in the most recent bona fide equity financing of the corporation in which the aggregate proceeds raised by the corporation in such equity financing was at least $1,000,000,000); provided, further, that solely in the case of clauses (i) and (ii) of this Section 8.12(e), the Transfer Restriction Modification Date may be extended for a period not to exceed ninety (90) days if such extension is approved in writing prior to the Transfer Restriction Modification Date by both (x) a majority of the Voting Directors then in office and (y) the affirmative vote of the holders of a majority of the outstanding capital stock of the corporation, voting together as a single class on an as-converted basis (which affirmative vote must include the affirmative vote of the holders of a majority of the outstanding shares of Series Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock and/or Common Stock issued or issuable upon conversion thereof, voting together as a single class on an as-converted basis) (it being understood that the Transfer Restriction Modification Date may be extended for successive ninety (90) day periods only if the applicable approval contemplated in this proviso is obtained successively prior to the expiration of each successive Transfer Restriction Modification Date).

8.13	Right of First Refusal.

(a) Right of First Refusal. Unless otherwise permitted pursuant to Section 8.12, before any securities held by a Security Holder may be sold or otherwise transferred (including transfer by gift or operation of law), the corporation or its assignee(s) shall have a right of first refusal to purchase the Securities on the terms and conditions set forth herein (the “Right of First Refusal”).

(b) Notice of Proposed Transfer. The Security Holder shall deliver to the corporation a written notice (the “Notice”) stating: (i) the Security Holder’s bona fide intention to sell or otherwise transfer such Securities; (ii) the name of each proposed transferee (“Proposed Transferee”); (iii) the number of Securities to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Security Holder shall offer the Securities at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the corporation or its assignee(s).

(c) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the corporation and/or its assignee(s) may, by giving written notice to the Security Holder, elect to purchase all, but not less than all, of the Securities proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (d) below.

(d) Purchase Price. The purchase price (“Purchase Price”) for the Securities purchased by the corporation or its assignee(s) under this Section 8.13 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non- cash consideration shall be determined by a majority of the Voting Directors then in office in good faith.

(e) Payment. Payment of the Purchase Price shall be made, at the option of the corporation or its assignee(s), in cash (by check or wire transfer), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(f) Security Holder’s Right to Transfer. If all of the Securities proposed in the Notice to be transferred to the Proposed Transferee(s) are not purchased by the corporation and/or its assignee(s) as provided herein, then the Security Holder may sell or otherwise transfer such Securities to the Proposed Transferee(s) described in the Notice at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and Section 8.12 hereof. If the Securities described in the Notice are not transferred to the Proposed Transferee(s) within such period, or if the Security Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee(s), a new Notice shall be given to the corporation, and the corporation and/or its assignees shall again be offered the right of first refusal provided herein before any Securities held by the Security Holder may be sold or otherwise transferred. The terms of this subsection (f) may be waived by the corporation or its assignee(s) in its sole discretion.

(g) Exception for Certain Transfers. Anything to the contrary contained herein notwithstanding, the following transfers shall be exempt from the Right of First Refusal:

(i) the transfer of any or all of the Securities held by a Security Holder to a single trust for the benefit of the Security Holder or the Security Holder’s Immediate Family;

(ii) any transfer effected pursuant to the Security Holder’s will or the laws of intestate succession;

(iii) if the Security Holder is a partnership, limited liability company or a corporation, no more than five (5) transfers to an Affiliate (as defined above) of such partnership, limited liability company or corporation;

(iv) the transfer by a Major Investor (as defined in the Co-Sale Agreement) exercising such Major Investor’s Co-Sale Right (as defined in the Co-Sale Agreement); and/or

(v) in the case of a Security Holder who is a natural person, upon a transfer of a Security by such Security Holder to any trust, partnership or limited liability company (or any custodian or trustee thereof) solely for the benefit of, or the ownership interests of which are owned wholly by, such Security Holder.

(h) In the case of any transfer effected in accordance with Section 8.13(f) or Section 8.13(g) above, the transferee, assignee or other recipient shall receive and hold the Securities subject to the provisions of this Section 8.13, and there shall be no further transfer of such stock except in accordance with this Section 8.13.

(i) For the avoidance of doubt and notwithstanding the provisions of this Section 8.13, effective upon the effectiveness of the Transfer Restriction Modification pursuant to Section 8.12(e), the transfer restrictions of this Section 8.13 shall irrevocably and automatically terminate with respect to the Securities otherwise eligible for transfer pursuant to Section 8.12(e).

8.14	Termination of Rights; Legend; Waiver.

(a) Termination of Rights. The restrictions in Sections 8.12 and 8.13 shall terminate upon the earlier to occur of (i) the closing of a Liquidation Transaction (as such term is defined in the corporation’s certificate of incorporation, as amended or restated from time to time) or (ii) immediately prior to an initial public offering under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder pursuant to which all outstanding shares of the corporation’s Preferred Stock convert to Common Stock. Upon termination of such restrictions, a new certificate or certificates representing the outstanding Securities shall be issued, on request, without the legend referred to in Section 8.14(b) below and delivered to each Security Holder.

(b) Legend. The certificate or certificates representing the Securities may bear the following legend (as well as any legends required by other agreements and applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE BYLAWS OF THE COMPANY.

(c) Waiver. The provisions of Sections 8.12 and 8.13 may be waived, with respect to any transaction subject thereto, by a majority of the Voting Directors then in office; provided, however, that such restrictions shall continue to apply to the Securities subsequent to such transaction.

8.15	Registered Stockholders.

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.16	Facsimile Signature.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by a majority of the Voting Directors then in office or a majority of the Voting Directors comprising a duly authorized committee of the Board of Directors.

ARTICLE IX

AMENDMENTS

The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal Bylaws upon a majority of the Voting Directors then in office; provided, however, that the provisions in:

(a) Sections 3.1, 3.8, 3.14, 4.1, 5.2 and 5.6 may only be amended, restated, modified, supplemented or repealed by (i) the affirmative vote of two-thirds (2/3) of the Voting Directors then in office and (ii) (x) prior to a Qualified IPO, the affirmative vote of at least two-thirds (2/3) of the outstanding capital stock of the corporation, voting together as a single class on an as-converted basis and (y) following a Qualified IPO, the affirmative vote of at least (2/3) two-thirds of the capital stock of the corporation voting on such matter;

(b) Section 3.14, 4.1, 5.2, 5.3, 5.6, 8.12(e) and 8.13(i) and Article IX are subject to the conditions of Article IV Section (B)6(d) of the Restated Charter; and

(c) Sections 8.12 and 8.13(i) may only be amended, restated, modified, supplemented or repealed by the affirmative vote of the Eligible Holders holding at least two-thirds (2/3) of the outstanding capital stock of the corporation held by all Eligible Holders (measured as of the date of the applicable affirmative vote), which two-thirds (2/3) must include the holders of a majority of the Series Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock and/or Common Stock issued or issuable upon conversion thereof (voting together as a single class on an as-converted basis) then held by all Eligible Holders.

The fact that such power has been so conferred upon a majority of the Voting Directors then in office shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

CERTIFICATE OF AMENDMENT OF BYLAWS

OF

UBER TECHNOLOGIES, INC.

CERTIFICATE BY SECRETARY OF AMENDMENT BY SECRETARY

The undersigned hereby certifies that the undersigned is the duly elected, qualified, and acting Secretary of Uber Technologies, Inc., a Delaware corporation, and that the foregoing Bylaws, as amended, were adopted as the Bylaws, as amended, of the Corporation on January 17, 2018 by the person appointed in the Certificate of Incorporation to act as the Secretary of the Corporation.

Executed on January 17, 2018

/s/ Tony West
Tony West, Secretary